EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our report dated April 12, 2005, relating to the financial statements and financial statement schedule of Sigma Designs, Inc. for the years ended January 29, 2005 and January 31, 2004, appearing in this Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 28, 2006:

Registration Statement No. 333-86875 on Form S-8
Registration Statement No. 333-64234 on Form S-8
Registration Statement No. 333-83126 on Form S-8
Registration Statement No. 333-103513 on Form S-8
Registration Statement No. 333-106978 on Form S-8
Registration Statement No. 333-114374 on Form S-8
Registration Statement No. 333-122323 on Form S-3/A
Registration Statement No. 333-128895 on Form S-8
Registration Statement No. 333-132303 on Form S-8

/s/ Deloitte & Touche LLP

San Jose, California
May 5, 2006

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